Exhibit 10.8

Chengdu Time Share Technology Information Co., Ltd.

Jilun He

and

Da’en He

Call Option Agreement

November 10, 2006

Call Option Agreement

This Call Option Agreement (“Agreement”) is entered into among the following parties in Beijing on November 10, 2006:

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

Party B: Jilun He

ID number: 510132197202200077

Party C: Da’en He

ID number: 512323193707171812

Hereinafter, Party A, Party B and Party C are individually referred to as a “Party”, and collectively “Parties”.

WHEREAS:

1.	Party A has been duly incorporated and is validly existing as a wholly foreign-owned enterprise and is in good standing under the laws of People’s Republic of China (hereinafter “PRC”) ;

2.	Party B and Party C are citizens of the PRC, with full civil capacity, holding a 98% and a 2% equity interest, respectively, in Sichuan Time Share Advertising & Communication Co., Ltd (hereinafter “Sichuan Time Share”).

3.	Party B and Party C grant Party A an option to purchase or cause any Person or Persons designated by Party A to purchase all or part of the equity interest held by Party B and Party C in Sichuan Time Share.

Therefore, through friendly negotiations, the Parties hereby agree as follows:

1.	Call Option

1.1.	Party B and Party C hereby irrevocably grant Party A an option (“Call Option”) to purchase or cause any Person or Persons designated by Party A (“Designee”) to purchase from Party B and/or Party C at any time, to the extent permitted by the PRC laws and according to the steps as determined by Party A at its own discretion, all or part of the equity interest held by Party B and Party C in Sichuan Time Share (“Target Equity”) at the price specified in Article 1.3 of this Agreement. The Call Option hereby shall automatically terminate provided that Party A obtains all the equity interest of Sichuan Time Share from Party B and Party C pursuant to Article 1.4 of the “Loan and Equity Pledge Agreement” as listed in Annex 1.

1.2.	Subject to the condition that the Call Option has become effective and is permitted by the PRC laws, if Party A decides to exercise the Call Option pursuant to this Agreement, Party B and/or Party C shall transfer the Target Equity to Party A or the Designee upon Party A’s request, and make all necessary actions to complete the transfer of Target Equity.

“Person” set forth in this Agreement means an individual, corporation, individual industrial and commercial entity, sole proprietorship enterprise, partnership, fund, trust, state-owned enterprise, collective enterprise, entity, or other economic organizations.

“Affiliate” set forth in this Agreement means Person that control or are controlled by and/or are under common control with such Person.

“Third Party” set forth in this Agreement means other Persons other than Party A, the Designee, Party B and Party C.

1.3.	The Parties agree that Party A shall pay a nominal consideration for the equity (“Purchase Price of Equity”) as permitted by PRC laws.

When Party A exercises the Call Option in accordance with this Agreement, it shall pay the Purchase Price of Equity to the bank account designated by Party B and Party C in a timely manner pursuant to the equity transfer agreement.

1.4.	Call Option shall go into effect as of the date on which the Parties execute this Agreement and terminate on the date on which Party A exercises the Call Option and holds 100% equity interest in Sichuan Time Share.

2.	Exercise of Call Option

2.1.	Notice

Party A should exercise Call Option in compliance with PRC laws and regulations. Party A and/or Designee shall give a written notice to Party B and/or Party C (“Exercise Notice”) ten days prior to the exercise of Call Option.

Exercise Notice shall set forth the following matters:

1)	Party A’s decision with respect to the exercise of Call Option;

2)	The identity of the Designee, if Party A designate other Persons to exercise Call Option;

3)	The ratio or percentage of the Target Equity Party A plans to purchase from Party B and/or Party C.

The Exercise Notice shall go into effect as of the date delivered. Upon the receipt of the Exercise Notice, Party B and Party C shall do their best to complete the equity transfer as early as possible according to this Agreement.

2.2.	Upon each exercise of Call Option by Party A, Party B and/or Party C shall take the following measures:

2.2.1.	Party B and/or Party C shall convene a shareholders’ meeting within five days upon the receipt of the Exercise Notice, at which to adopt a resolution on the transfer of the Target Equity in Sichuan Time Share to Party A and/or the Designee and related revisions to its articles of association. Party B and/or Party C shall waive their preemptive rights to the Target Equity;

2.2.2.	Party B and/or Party C, subject to the terms and conditions of this Agreement and the Exercise Notice related to Target Equity, shall enter into an equity transfer agreement with Party A and/or the Designee for each transfer within five days after the shareholders’ resolution as provided in Section 2.2.1.;

2.2.3.	Party B and/or Party C shall execute all other requisite agreements and documents and help Party A to obtain all requisite government approvals and registrations and/or filings in connection with the transfer of Target Equity; and

2.2.4.	Party B and/or Party C shall take all necessary actions to facilitate the transfer of Target Equity to Party A and/or the Designee, and ensure Party A and/or the Designee to be the registered shareholders of Sichuan Time Share.

3.	Protective Provisions

To protect Party A’s Call Option, the Parties agree that Party B and Party C shall not take the following actions without Party A’s prior written consents.

3.1.	Grant or undertake to grant Call Options or other rights that may affect or encumber Party A’s exercise of Call Option to any Persons other than Party A and Designee;

3.2.	Supplement, amend or modify Sichuan Time Share’s articles of association in any form, or increase or decrease its registered capital, or change its shareholding structure by any means;

3.3.	Transfer or undertake to transfer or otherwise dispose of or decrease the equity interest in Sichuan Time Share in any form, or create any pledge, guarantee, trust or any other encumbrances on the equity interest in Sichuan Time Share, except the pledge created pursuant to the Loan and Equity Pledge Agreement as listed in Annex 1 of this Agreement.

3.4.	Cause or permit Sichuan Time Share to sell, transfer, mortgage or otherwise dispose of, or create any other security interest or encumbrances on its assets, businesses or external investments, or to purchase a third party’s assets, businesses or make external investments except as occurs during daily operations, or undertake to do so;

3.5.	Cause Sichuan Time Share to close up or suspend, to change its main business or operation policies, or to undertake any operations that it has not yet developed.

3.6.	Cause or permit Sichuan Time Share to bear any debt or to provide any loan or guarantee to any Third Party except as occurs during daily operations;

3.7.	Enter into any agreements, undertakings or documents that may have material effects except as occurs during daily operations;

3.8.	Accept or admit counterparties’ claims and appeals in litigations, arbitrations, disputes and similar situations;

3.9.	Cause Sichuan Time Share to merge or separate, and to merge or combine with Third Party, or to acquire or invest in any entities.

3.10.	Without Party A’s prior written consent, Party B and/or Party C will not cause Sichuan Time Share to distribute dividends to its shareholders in any form.

For the avoidance of doubt, “daily operations” under this Article 3 mean operations necessary for Sichuan Time Share’s business. If any party has a different understanding of “daily operations”, Party A’s understanding shall prevail.

4.	Representations, Warranties and Undertakings

4.1.	Party B and/or Party C jointly and severally hereby represent and warrant to Party A that:

4.1.1.	Party B and/or Party C have the full right and capability to execute, deliver and perform this Agreement and to execute equity transfer agreement for the purpose of transferring Target Equity. When duly executed, this Agreement and related equity transfer agreements constitute the legal, valid and binding obligations on Party B and/or Party C, and can be enforced.

4.1.2.	The execution, delivery and performance of this Agreement are not in violation of any PRC laws, conflict with any articles of association or other organizational documents of Party B and/or Party C, or breach any agreements or undertakings binding on Party B and/or Party C;

4.1.3.	Party B and/or Party C are the legal owner of the Target Equity, except for the encumbrances set pursuant to the Loan and Equity Pledge Agreement as listed in Annex 1, there is no other security interest or encumbrance of rights set on the Target Equity;

4.1.4.	Party B and/or Party C have not granted option rights or similar rights to Third Party other than Party A, or have undertaken to do so;

4.1.5.	Party B and/or Party C have not had an interest in any pending or threatened litigations, arbitrations or administrative proceedings against the Target Equity;

4.1.6.	Party B and/or Party C agree that the foregoing representations and warranties will remain true and effective at the time of transferring the Target Equity to Party A .

4.2.	In addition to the obligations and undertakings pursuant to this Agreement hereof, Party B and/or Party C hereby undertake to Party A:

4.2.1.	Upon Party A’s request, to provide related operational and financial information of Sichuan Time Share;

4.2.2.	To promptly inform Party A of any litigations, arbitrations or administrative proceedings pending or threatened against assets, business or revenues of Sichuan Time Share;

4.2.3.	To execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate claims or make all necessary and appropriate defenses against all claims in order to maintain Sichuan Time Share’s rights over its assets;

4.2.4.	To vote for Persons recommended or nominated by Party A as Sichuan Time Share’s directors at shareholders’ meetings of Sichuan Time Share, and to cause such directors to vote for Persons recommended or nominated by Party A as Sichuan Time Share’s senior management;

4.2.5.	Ensure the continuous validity of all permits, licenses and approvals necessary for the business of Sichuan Time Share.

5.	Confidentiality

5.1.	The Parties agree that materials and information obtained, acquired or received from another party in performing the Agreement are confidential information (hereinafter “Confidential Information”), except the information that is publicly available. Confidential Information has economic and commercial values of the providing party, and the Parties undertake to take all reasonable actions to keep it confidential. Unless for the purpose of performing this Agreement, each Party shall not use the Confidential Information for any purposes, not disclose, provide or transfer such information to any third parties without the prior written consent of the providing Party.

5.2.	At the time of the termination of this Agreement, the Parties shall dispose of any documents, materials or software containing the Confidential Information per the request of the providing Party, and shall delete the Confidential Information from related storage hardware, and shall not continue using such Confidential Information.

5.3.	Article 5 shall survive the change, cancellation or termination of this Agreement.

6.	Defaulting Liabilities

6.1.	Where a Party fails to perform its obligations and causes losses to the other Parties, such Party shall be liable for all the losses thus incurred. A Party’s failure or delay in exercising any rights or remedies under this Agreement shall not constitute the waiver of such rights or remedies; partly exercising rights or remedies shall not prevent the exercise of other rights or remedies.

6.2.

If Party B and/or Party C default under this Agreement thus materially and adversely affecting the overall arrangement pursuant to “Related Agreements”, Party B, Party C and/or Sichuan Time Share shall be deemed to default under any and all “Related Agreements”. If Party B, Party C and/or Sichuan Time Share default under any and all “Related

Agreements” thus materially and adversely affecting the overall arrangement pursuant to “Related Agreements”, Party B and Party C shall be deemed to default under this Agreement. For the purpose of this Agreement, “Related Agreements” mean any or all agreements listed in the Annex 1 of this Agreement and their supplements and amendments.

7.	Applicable Laws and Settlement of Disputes

7.1.	The formation, validity, interpretation and performance of this Agreement and the resolution of disputes under this Agreement shall be subject to PRC laws.

7.2.	Any disputes arising from the interpretation and performance of this Agreement shall first be resolved by the Parties through friendly negotiations. In case no resolution can be reached within 30 days after one Party delivers a written notice asking for friendly negotiations, any Party can refer such dispute to China International Economic and Trade Arbitration Commission ( “CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing. The arbitration award shall be final and binding upon the Parties.

8.	Notice

Any notice or other correspondence required by either Party or Sichuan Time Share to be made pursuant to this Agreement shall be in Chinese and sent to the following address of other parties or such other addresses as may be notified by other parties from time to time by hand delivery, registered mail (postage prepaid), recognized courier service or fax. Notices shall be deemed to be duly served: (a) if by hand delivery, on the date of delivery; (b) if by mail, on the tenth (10th) day after the date of posting (as indicated on the postmark) of registered airmail (postage prepaid), or if by courier service, on the fourth (4th) day after being delivered to an internationally recognized courier service; or (c) if by fax, at the receiving time as indicated in the transmission confirmation of the relevant document.

Party A: Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Postal Code: 100078

Fax: (010)-87697911

Attention: Xingyuan Yang

Party B: Jilun He

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Postal Code: 100078

Fax: (010)-87697911

Party C: Da’en He

Address: Room 3331, No. 33 Jinli Island, Caotang Road, Qingyang District, Chengdu

Tel: (028)-87361717

9.	Further Undertakings

The Parties agree to promptly execute all necessary and favorable documents and take all necessary actions for the performance of this Agreement.

10.	Miscellaneous

10.1.	This Agreement shall go into effect as of the date of signing by the Parties and shall terminate after the full performance of the rights and obligations pursuant to this Agreement.

10.2.	Any amendments, revisions or supplements to this Agreement shall go into effect after the execution of written agreement by the Parties.

10.3.	This Agreement constitutes the entire agreement and understanding between both parties with respect to the subject matter hereof and supersedes and replaces all prior oral and written agreements and understandings between both parties with respect to the subject matter hereof.

10.4.	Each Party shall bear all the fees and taxes incurred in the preparation and execution of this Agreement and each transfer agreement and the transactions thereof under PRC laws.

10.5.	In case that the changes of any PRC laws after this Agreement becomes effective and before its closing, making transactions under this

Agreement in violation of such laws, each Party shall promptly negotiate and revise this Agreement to legally complete this transaction. The changes of such PRC laws shall not lead to an automatic termination or invalidity of this Agreement, and shall not be the basis on which a Party proposes to terminate this Agreement.

10.6.	Should any provision of this Agreement be held to be invalid, revocable, illegal or unenforceable under applicable laws, such invalidity or unenforceability shall not invalidate, make illegal or render unenforceable the remainder of this Agreement. Each Party shall negotiate in good faith to make supplements in place of such invalid, revocable, illegal or unenforceable provisions.

10.7.	This Contract is executed in three (3) originals in Chinese, with each party hereto holding one (1) original.

[No text below, followed by execution page]

[Execution page, no text]

Party A: Chengdu Time Share Technology Information Co., Ltd.

Authorized representative (signature):	/s/ Jilun He

Name: Jilun He

Date: November 11, 2006

Party B: Jilun He

Signature:	/s/ Jilun He

Date: November 11, 2006

Party C: Da’en He

Signature:	/s/ Jilun He

Date: November 11, 2006

Annex 1: List of Related Agreements

Related Agreements under this Agreement mean any and all agreements set forth below and the supplements and amendments thereof:

Items	Name	Parties	Date of Execution
1	Cooperative Operations Agreement	Chengdu Time Share Technology Information Co., Ltd., Sichuan Time Share Advertising & Communication Co., Ltd., Jilun He, and Da’en He	November 10, 2006

2	Loan and Equity Pledge Agreement	Chengdu Time Share Technology Information Co., Ltd., Jilun He, and Da’en He	November 10, 2006

3	Domain Name and Trademark License Agreement	Chengdu Time Share Technology Information Co., Ltd., and Sichuan Time Share Advertising & Communication Co., Ltd.	November 10, 2006

4	Exclusive Technology Consulting and Service Agreement	Chengdu Time Share Technology Information Co., Ltd., and Sichuan Time Share Advertising & Communication Co., Ltd.	November 10, 2006